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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report  (Date of earliest event reported)           June 14, 2001
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                           Rhythms NetConnections Inc.

               (Exact name of Registrant as specified in charter)



                                    Delaware

                 (State or other jurisdiction of incorporation)



         333-59393                                             33-0747515

 (Commission File Number)                                    (IRS Employee
                                                          Identification No.)


9100 East Mineral Circle, Englewood, Colorado                          80112

(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code               (303) 706-9558



                                 Not Applicable

         (Former name or former address, if changed since last report)

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Item 5.  OTHER EVENTS.

         As a result of Rhythms NetConnections Inc.'s (the Company) ongoing review of its financial, marketing and operational plans, the Company has decided to concentrate on and provide services to its 33 largest markets, consisting of approximately 1255 operational central offices (COs). The Company is suspending service in 9 markets and approximately 150 COs. The markets and COs identified for suspension were selected based on volume of orders placed, forecasted orders and ongoing operating costs.

         Effective today the Company will no longer take orders for service in the suspended markets or COs. The Company has notified its partners, Enterprise accounts and power internet end-users in the suspended markets and COs that currently installed lines in the suspended markets and COs will be disconnected on August 13, 2001. The Company has advised such partners, Enterprise accounts and power internet end-users that it is prepared to provide certain readily available information to them that will assist them in their efforts to transition service to alternative providers.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          Rhythms NetConnections Inc.
                                                   (Registrant)



Date:  June 14, 2001                      /s/  J. W. Braukman
                                          -------------------
                                          By:    J. W. Braukman
                                          Title: Chief Financial Officer